CONSENT OF ERNST & YOUNG LLP

                                  EXHIBIT 24.1

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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Financial Trust Corp Non-Employee Director Stock Option Plan of 1994 of our report dated March 1, 1996, with respect to the consolidated financial statements of Financial Trust Corp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Harrisburg, Pennsylvania
March 25, 1996